UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

Structured Obligations Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-67188	13-3741177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, New York	10013
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code	(212) 834-6000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Structured Obligations Corporation., the registrant hereunder, acts as depositor of the COBALTS Trust For Sprint Capital Notes (the "Trust"). The sole assets of the Trust are $29,686,000 principal amount of 6.875% Notes due November 15, 2028 (the "Underlying Securities") issued by Sprint Capital Corporation. Pursuant to the trust agreement governing the Trust, the Trust has issued 1,000,000 Corporate Backed Listed Trust Securities (the "Certificates"). Pursuant to the trust agreement governing the Trust and the Warrant Agent Agreement, the Trust has issued 29,686 Warrants (the "Call Warrants"). U.S. Bank Trust National Association, in its capacity as Warrant Agent, received a notice from the holder of the Call Warrants of its intent to exercise 29,686 Call Warrants to purchase the Underlying Securities in full on November 15, 2007. The exercise of the Call Warrants was conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) with respect to such exercise on the Exercise Date. The Trustee did not receive the Warrant Exercise Purchase Price. Therefore, the Certificates were not redeemed in full on November 15, 2007 and will continue to accrue distributions as if no exercise notice had been given. The Call Warrant Holder may elect to deliver a conditional notice of exercise in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:/s/ Chadwick S. Parson
____________________________

Name: Chadwick S. Parson
Title:	President

November 15, 2007